                                                                   EXHIBIT 23(c)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-81128, 33-81116, 33-84632, 33-81450, 333-60630 and 333-88056 of Universal
Forest Products, Inc. on Form S-8 and Registration Statement No. 333-75278 on Form S-3 of our report dated January 29, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Universal Forest Products, Inc. for the fiscal year ended December 28, 2002.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Grand Rapids, Michigan
March 14, 2003